                                                                     EXHIBIT 4.1




================================================================================




                        CENTURY MAINTENANCE SUPPLY, INC.


               13 1/4% Subordinated Exchange Debentures due 2010



                  -------------------------------------------

                               EXCHANGE INDENTURE



                            Dated as of July 8, 1998

                  ------------------------------------------



                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                    Trustee




================================================================================

                               TABLE OF CONTENTS



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                                   ARTICLE 1

                  Definitions and Incorporation by Reference
                  ------------------------------------------

SECTION 1.01.  Definitions..................................................   1
SECTION 1.02.  Other Definitions............................................  30
SECTION 1.03.  Incorporation by Reference of Trust
                 Indenture Act..............................................  30
SECTION 1.04.  Rules of Construction........................................  31


                                   ARTICLE 2

                                The Securities
                                --------------

SECTION 2.01.  Amount of Securities.........................................  32
SECTION 2.02.  Form and Dating..............................................  32
SECTION 2.03.  Execution and Authentication.................................  33
SECTION 2.04.  Registrar and Paying Agent...................................  34
SECTION 2.05.  Paying Agent To Hold Money in Trust..........................  35
SECTION 2.06.  Securityholder Lists.........................................  35
SECTION 2.07.  Replacement Securities.......................................  35
SECTION 2.08.  Outstanding Securities.......................................  36
SECTION 2.09.  Temporary Securities.........................................  37
SECTION 2.10.  Cancelation..................................................  37
SECTION 2.11.  Defaulted Interest...........................................  37
SECTION 2.12.  CUSIP Numbers................................................  38


                                   ARTICLE 3

                                  Redemption
                                  ----------

SECTION 3.01.  Notices to Trustee...........................................  38
SECTION 3.02.  Selection of Securities To Be Redeemed.......................  38
SECTION 3.03.  Notice of Redemption.........................................  39
SECTION 3.04.  Effect of Notice of Redemption...............................  40
SECTION 3.05.  Deposit of Redemption Price..................................  40
SECTION 3.06.  Securities Redeemed in Part..................................  41


                                   ARTICLE 4

                                   Covenants
                                   ---------

SECTION 4.01.  Payment of Securities........................................  41
SECTION 4.02.  SEC Reports..................................................  41
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                                                                  Contents, p. 2

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SECTION 4.03.  Limitation on Debt...........................................  42
SECTION 4.04.  Limitation on Restricted Payments............................  42
SECTION 4.05.  Limitation on Restrictions on
                 Distributions from Restricted
                 Subsidiaries...............................................  46
SECTION 4.06.  Limitation on Asset Sales....................................  47
SECTION 4.07.  Limitation on Transactions with
                 Affiliates.................................................  50
SECTION 4.08.  Limitation on Issuance or Sale of
                 Capital Stock of Restricted
                 Subsidiaries...............................................  52
SECTION 4.09.  Repurchase at the Option of Holders
                 Upon a Change of Control...................................  52
SECTION 4.10.  Limitation on Liens..........................................  54
SECTION 4.11.  Compliance Certificate.......................................  54
SECTION 4.12.  Further Instruments and Acts.................................  55
SECTION 4.13.  Designation of Restricted and
                 Unrestricted Subsidiaries..................................  55
SECTION 4.14.  Limitation on the Company's Business.........................  56


                                   ARTICLE 5

                               Successor Company
                               -----------------

SECTION 5.01.  When Company May Merge or
                 Transfer Assets............................................  56


                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

SECTION 6.01.  Events of Default............................................  57
SECTION 6.02.  Acceleration.................................................  59
SECTION 6.03.  Other Remedies...............................................  60
SECTION 6.04.  Waiver of Defaults...........................................  60
SECTION 6.05.  Control by Majority..........................................  61
SECTION 6.06.  Limitation on Suits..........................................  61
SECTION 6.07.  Rights of Holders To Receive Payment.........................  62
SECTION 6.08.  Collection Suit by Trustee...................................  62
SECTION 6.09.  Trustee May File Proofs of Claim.............................  62
SECTION 6.10.  Priorities...................................................  63
SECTION 6.11.  Undertaking for Costs........................................  63
SECTION 6.12.  Waiver of Stay or Extension Laws.............................  63

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                                                                  Contents, p. 3

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                                   ARTICLE 7

                                    Trustee
                                    -------

SECTION 7.01.  Duties of Trustee............................................  64
SECTION 7.02.  Rights of Trustee............................................  65
SECTION 7.03.  Individual Rights of Trustee.................................  67
SECTION 7.04.  Trustee's Disclaimer.........................................  67
SECTION 7.05.  Notice of Defaults...........................................  67
SECTION 7.06.  Reports by Trustee to Holders................................  68
SECTION 7.07.  Compensation and Indemnity...................................  68
SECTION 7.08.  Replacement of Trustee.......................................  69
SECTION 7.09.  Successor Trustee by Merger..................................  70
SECTION 7.10.  Eligibility; Disqualification................................  71
SECTION 7.11.  Preferential Collection of
                 Claims Against Company.....................................  71


                                   ARTICLE 8

                      Discharge of Indenture; Defeasance
                      ----------------------------------

SECTION 8.01.  Discharge of Liability on
                 Securities; Defeasance.....................................  71
SECTION 8.02.  Conditions to Defeasance.....................................  72
SECTION 8.03.  Application of Trust Money...................................  74
SECTION 8.04.  Repayment to Company.........................................  74
SECTION 8.05.  Indemnity for Government Obligations.........................  74
SECTION 8.06.  Reinstatement................................................  74


                                   ARTICLE 9

                                  Amendments
                                  ----------

SECTION 9.01.  Without Consent of Holders...................................  75
SECTION 9.02.  With Consent of Holders......................................  76
SECTION 9.03.  Compliance with Trust Indenture Act..........................  77
SECTION 9.04.  Revocation and Effect of
                 Consents and Waivers.......................................  78
SECTION 9.05.  Notation on or Exchange of Securities........................  78
SECTION 9.06.  Trustee To Sign Amendments...................................  78
SECTION 9.07.  Payment for Consent..........................................  79


                                  ARTICLE 10

                                 Subordination
                                 -------------


SECTION 10.01. Agreement To Subordinate.....................................  79
SECTION 10.02. Liquidation, Dissolution, Bankruptcy.........................  79
SECTION 10.03. Default on Senior Debt.......................................  80
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                                                                  Contents, p. 4

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SECTION 10.04. Acceleration of Payment of Securities........................  81
SECTION 10.05. When Distribution Must Be Paid Over..........................  81
SECTION 10.06. Subrogation..................................................  81
SECTION 10.07. Relative Rights..............................................  81
SECTION 10.08. Subordination May Not Be
                 Impaired by Company........................................  82
SECTION 10.09. Rights of Trustee and Paying Agent...........................  82
SECTION 10.10. Distribution or Notice to
                 Representative.............................................  82
SECTION 10.11. Article 10 Not To Prevent Events
                 of Default or Limit Right To
                 Accelerate.................................................  82
SECTION 10.12. Trust Moneys Not Subordinated................................  82
SECTION 10.13. Trustee Entitled To Rely.....................................  83
SECTION 10.14. Trustee To Effectuate Subordination..........................  83
SECTION 10.15. Trustee Not Fiduciary for
                 Holders of Senior Debt.....................................  84
SECTION 10.16. Reliance by Holders of Senior Debt
                 on Subordination Provisions................................  84


                                  ARTICLE 11

                                 Miscellaneous
                                 -------------


SECTION 11.01. Trust Indenture Act Controls.................................  84
SECTION 11.02. Notices......................................................  84
SECTION 11.03. Communication by Holders with
                 Other Holders..............................................  86
SECTION 11.04. Certificate and Opinion as to
                 Conditions Precedent.......................................  86
SECTION 11.05. Statements Required in Certificate
                 or Opinion.................................................  86
SECTION 11.06. When Securities Disregarded;
                 Acts of Holder.............................................  87
SECTION 11.07. Rules by Trustee, Paying Agent and
                 Registrar..................................................  87
SECTION 11.08. Legal Holidays...............................................  88
SECTION 11.09. Governing Law................................................  88
SECTION 11.10. No Recourse Against Others...................................  88
SECTION 11.11. Successors...................................................  88
SECTION 11.12. Multiple Originals...........................................  88
SECTION 11.13. Table of Contents; Headings..................................  88
SECTION 11.14. Separability Clause..........................................  88
SECTION 11.15. Benefits of Indenture........................................  88

Appendix A     Provisions Relating to Initial
               Securities and Exchange Securities

Exhibit 1 to
Appendix A     Form of Initial Security

Exhibit A      Form of Exchange Security
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

                             CROSS-REFERENCE TABLE

 TIA                                                            Indenture
Section                                                          Section
-------                                                         ---------

310(a)(1).....................................................   7.10
(a)(2)........................................................   7.10
(a)(3)........................................................   N.A.
(a)(4)........................................................   N.A.
(b)...........................................................   7.08; 7.10
(c)...........................................................   N.A.
311(a)........................................................   7.11
(b)...........................................................   7.11
(c)...........................................................   N.A.
312(a)........................................................   2.06
(b)...........................................................  11.03
(c)...........................................................  11.03
313(a)........................................................   7.06
(b)(1)........................................................   N.A.
(b)(2)........................................................   7.06
(c)...........................................................  11.02
(d)...........................................................   7.06
314(a)........................................................   4.02; 4.11;
                                                                11.02
(b)...........................................................   N.A.
(c)(1)........................................................  11.04
(c)(2)........................................................  11.04
(c)(3)........................................................   N.A.
(d)...........................................................   N.A.
(e)...........................................................  11.05
(f)...........................................................   4.11
315(a)........................................................   7.01
(b)...........................................................   7.05; 13.02
(c)...........................................................   7.01
(d)...........................................................   7.01
(e)...........................................................   6.11
316(a)
(last
sentence).....................................................  11.06
(a)(1)(A).....................................................   6.05
(a)(1)(B).....................................................   6.04
(a)(2)........................................................   N.A.
(b)...........................................................   6.07
317(a)(1).....................................................   6.08
(a)(2)........................................................   6.09
(b)...........................................................   2.05
318(a)........................................................  11.01

                           N.A. Means Not Applicable.

---------------

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                    INDENTURE dated as of July 8, 1998, between CENTURY
               MAINTENANCE SUPPLY, INC., a Delaware corporation (the "Company") and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (the "Trustee").


          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 13 1/4% Subordinated Exchange Debentures due 2010 (the "Initial Securities") and, if and when issued in accordance with the provisions hereof, the Company's 13 1/4% Subordinated Exchange Debentures due 2010 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"):


                                   ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------

           SECTION 1.01.  Definitions.
                          ------------

          "Additional Assets" means (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than an Affiliate of the Company; provided, however, that, in the case of clause (b),
                             --------  -------
such Restricted Subsidiary is primarily engaged in a Related Business.

          "Affiliate" of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person who is a director or officer of (i) such specified Person, (ii) any Subsidiary of such specified Person or (iii) any Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Member" means any member of, or participant in, the Depository.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (a) and (b) above, (i) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) any disposition effected in compliance with Section 5.01(a), (iii) any Sale and Leaseback Transaction completed within 180 days following the original acquisition of the subject assets where such Sale and Leaseback Transaction represents the intended financing of Property acquired after the Issue Date and (iv) any disposition or series of related dispositions of assets having a Fair Market Value and sale price of less than $500,000).

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Average Life" means, as of any date of determination, with respect to any Debt or preferred stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such preferred stock multiplied by the amount of such payment by (b) the sum of all such payments.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of
Section 4.10, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

          "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of corporate stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including preferred stock, but excluding any debt security convertible or exchangeable into such equity interest.

          "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees) by the Company of any class of its Parity Stock and Junior Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Certificate of Designation" means the Certificate of Designation for the Preferred Stock filed with the Secretary of State of the State of Deleware on July 8, 1998.

          "Certificated Preferred Stock" means certificated Series B Preferred Stock, bearing, if required, the restricted securities legend set forth in clause (G)(2) of paragraph (m)(iii) of the Certificate of Designation.

          "Change of Control" means the occurrence of any of the following events:

          (a) prior to the first Public Equity Offering, the Initial Control Group ceases to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Initial Control Group or otherwise (for purposes of this clause (a), the Initial Control Group will be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Initial Control Group beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

          (b) after the first Public Equity Offering, any "Person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the "beneficial
              --------  -------
     owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of all classes of the Voting Stock of the Company than such other Person or group (for purposes of this clause (b), such Person or group shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as such Person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

          (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (i) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation and (ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

          (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

          (e) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted
          --------  -------
Subsidiary has Incurred any Debt (other than Debt incurred in the ordinary course of business pursuant to revolving credit facilities) since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Debt, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Company or any Restricted Subsidiary shall have repaid, repurchased, legally defeased or otherwise discharged any Debt with Capital Stock Sale Proceeds, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge as if such discharge had occurred on the first day of such period,
(iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Asset Sale, or both, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the Property which is the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, in either case as if such Asset Sale had occurred on the first day of such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale, as if such Asset Sale had occurred on the first day of such period (or, if the Capital Stock of any

Restricted Subsidiary is sold, by an amount equal to the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property, including any acquisition of Property occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period, (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of Property that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period, and (vi) if since the beginning of such period the Company or any Restricted Subsidiary shall have permanently reduced or repaid the amount owing under the Credit Facility or shall have reduced or repaid Debt with a maturity in excess of one year, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such reduction or repayment as if such reduction or repayment had occurred on the first day of such period. For purposes of this definition, pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and as further contemplated by the definition of the term "pro forma". If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, including commitment fees, other than with respect to Debt Incurred in connection with the Recapitalization, (c) capitalized interest, (d) non-cash interest expenses (other than interest, if any, that is paid in kind on the Securities), (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) Disqualified Dividends other than Disqualified Dividends paid with shares of Parity Stock or Junior Stock of the Company which is not Disqualified Stock, (h) preferred stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary, (i) interest Incurred in connection with Investments in discontinued operations, (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there
                                                  --------  -------
shall not be included in such Consolidated Net Income (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (b) for the purposes of Section 4.04 only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to consensual restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), (d) any gain (or, for purposes of Section 4.03 and Section 5.01 only, loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, provided, that any tax benefit or tax liability resulting therefrom
             --------
shall be excluded in such Consolidated Net Income, (e) any extraordinary gain or loss or any nonrecurring cost or expense relating to the Recapitalization, provided that any tax benefit or tax liability resulting therefrom shall be excluded from such Consolidated Net Income, (f) the cumulative effect of a change in accounting principles, (g) any non-cash compensation expense realized as a result of the grant, vesting or exercise of performance shares, stock options or other stock awards to officers, directors and employees of the Company or any Restricted Subsidiary, (h) bonuses paid to employees in connection with the Recapitalization up to $1.0 million in the aggregate and (i) compensation expense attributable to the repurchase within 30 days of the Recapitalization of outstanding options from employees of the Company and its Subsidiaries in an amount not to exceed $4,020,000 in the aggregate. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(iii)(D) thereof.

          "Credit Facility" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the New Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any amendments, supplements, modifications (including by any extension of the maturity thereof), refinancings or replacements thereof by a lender or syndicate of lenders in one or more successive transactions (including any such transaction that changes the amount available thereunder, replaces such agreement or document, or provides for other agents or lenders).

          "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

          "Debt" means, with respect to any Person on any date of determination (without duplication), (a) the principal of and premium (if any) in respect of
(i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any preferred stock (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (g) all obligations of the type referred to in clauses (a)
through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, that the amount outstanding at
                                     --------
any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in accordance with GAAP.

          "Default" means any event which, after notice or passage of time, would be an Event of Default.

          "Definitive Preferred Stock" means, certificated Series A Preferred Stock bearing, if required, the restricted securities legend set forth in clause G(1) of paragraph (m)(iii) of the Certificate of Designation.

          "Designated Senior Debt" means any Senior Debt which has, at the time of determination, an aggregate principal amount outstanding of at least $10.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers' Certificate delivered to the Trustee as "Designated Senior Debt" of the Company for purposes of this Indenture; provided that the New Credit Facility shall be
                                --------
deemed to be Designated Senior Debt under this Indenture.

          "Disqualified Dividends" means, for any dividend with respect to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

          "Disqualified Stock" means, with respect to any Person, Redeemable Stock of such Person as to which (i) the maturity, (ii) mandatory redemption or
(iii) redemption, repurchase, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that Redeemable Stock of
                                   --------  -------
such Person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock (a) if such Redeemable Stock is convertible or exchangeable into Debt or Disqualified Stock solely at the option of the issuer thereof or (b) solely as a result of provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Redeemable Stock upon the occurrence of a "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities, if (x) such repurchase obligation may not be triggered in respect of such Redeemable Stock unless a corresponding obligation also arises with respect to the Securities and (y) no such repurchase or redemption is permitted to be consummated unless and until such Person shall have satisfied all repurchase or redemption obligations with respect to any required purchase offer made with respect to the Securities.

          "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense,
(iii) depreciation, (iv) amortization expense and (v) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would not be prohibited at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of any consensual restriction applicable to such Restricted Subsidiary.

          "Employee Notes" means promissory notes of employees of the Company or any of its Subsidiaries payable to the Company and received in connection with the substantially concurrent purchase of common stock of the Company by such employees.

          "Event of Default" has the meaning set forth in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Date" means the date on which the Securities are issued in exchange for the Preferred Stock.

          "Fair Market Value" means, with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $2.5 million, by any Officer of the Company or (b) if such Property has a Fair Market Value in excess of $2.5 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

          "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term
                                       --------  -------
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Security Register.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided,
                                                                  --------
however, that a change in GAAP that results in an obligation of such Person that
-------
exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that
                                                ----------------  -------
solely for purposes of determining compliance with Section 4.03, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided,
                                                                --------
however, that in the case of Debt sold at a discount, the amount of such Debt
-------
Incurred shall at all times be the aggregate principal amount at Stated
Maturity.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Independent Appraiser" means an investment banking firm of national standing or any third party appraiser of national standing, provided, however,
                                                            --------  -------
that such firm or appraiser is not an Affiliate of the Company.

          "Initial Control Group" means Dennis Bearden (or his heirs or trusts for the benefit of his heirs), the members of the Board of Directors of the Company immediately following the consummation of the Recapitalization and Freeman Spogli & Co. LLC or any successor entity thereof controlled by the principals of Freeman Spogli & Co.

Incorporated or any Person controlled by, or under common control with, Freeman Spogli & Co. LLC.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

          "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Section 4.04, Section 4.13 and the definition of "Restricted Payment", an "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such
                         --------  -------
Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

          "Issue Date" means July 8, 1998.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York or Houston, Texas.

          "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

          "Merger" means the merger of Century Acquisition Corp. with and into the Company pursuant to the Merger Agreement.

          "Merger Agreement" means the Amended and Restated Merger Agreement among Century Acquisition Corp., the Company and shareholders of the Company dated as of May 5, 1998, as in effect on the Issue Date.

          "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "Net Available Cash" from any Asset Sale or other transaction subject to Section 4.08 hereof means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such transaction or received in any other noncash form), in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such transaction, (b) all payments made on any Debt which is secured by any Property subject to such transaction, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such transaction, or by applicable law, be repaid out of the proceeds from such transaction, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such transaction and (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such transaction and retained by the Company or any Restricted Subsidiary after such transaction.

          "New Credit Facility" means the credit facilities made available pursuant to the Credit Agreement dated as of the Issue Date among the Company, the lenders party thereto,

Salomon Smith Barney Inc, as Arranger, Advisor and Syndication Agent, and Citicorp (USA), Inc., as Administrative Agent and Collateral Agent.

          "Offering" the offering by the Company of 280,000 shares of Preferred Stock consummated on July 8, 1998.

          "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

          "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

          "Permitted Debt" means:

          (a) Debt evidenced by the Securities;

          (b)(i) Debt under the Credit Facility; provided that the aggregate principal amount of all such Debt under the Credit Facility comprised of
     (A) term loans at any one time outstanding shall not exceed $100.0 million minus all principal amounts repaid in respect of such term loans and (B) revolving credit loans and obligations at any one time outstanding shall not exceed the greater of (x) $25.0 million and (y) the sum of the amounts equal to (1) 60% of the net book value of the inventory of the Company and the Restricted Subsidiaries and (2) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries, in each case as of the most recent fiscal quarter ending at least 45 days prior to the date of determination and (ii) Guarantees of Debt under the Credit Facility;

          (c) Debt in respect of Capital Lease Obligations and Purchase Money Debt; provided, however, that (i) the aggregate principal amount of such
           --------  -------
     Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased (including costs of installation, taxes and delivery charges with respect to such acquisition, construction or lease) and (ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred in respect of Debt previously Incurred pursuant to this clause (c) and then outstanding) does not exceed $10.0 million;

          (d) Debt of the Company owing to and held by any Wholly Owned Subsidiary and Debt of a Wholly Owned Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any
                                             --------  -------
     subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

          (e) Debt of a Wholly Owned Subsidiary Incurred and outstanding on or prior to the date on which such Wholly Owned Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Wholly Owned Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company);

     provided, however, that at the time such Wholly Owned Subsidiary was
     --------  -------
     acquired by the Company or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause
     (a) in the first paragraph of Section 4.03;

          (f) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided, however,
                                                             --------  -------
     that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of Section 4.03;

          (g) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

          (h) Debt in connection with one or more standby letters of credit or performance bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

          (i) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (h) above;

          (j) Debt not otherwise described in clauses (a) through (i) above in an aggregate principal amount outstanding at any one time not to exceed $15.0 million; and

          (k) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of the first paragraph of Section 4.03 and clauses
     (a), (c), (e) and (i) above, subject, in the case of clause (c) above, to the limitations set forth in the proviso thereto.

          "Permitted Holders" means the Continuing Stockholders, any member of the senior management of the Company or any of its Subsidiaries (or trusts for the benefit of his or her immediate family), the directors of the Company immediately following the consummation of the Recapitalization and Freeman Spogli & Co. LLC or any successor entity thereof controlled by the principals of Freeman Spogli & Co. LLC or any entity controlled by, or under common control with, Freeman Spogli & Co. LLC.

          "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in (a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided,
                                                                    --------
however, that the primary business of such Restricted Subsidiary is a Related
-------
Business; (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; provided, however, that
                                                         --------  -------
such Person's primary business is a Related Business; (c) Temporary Cash Investments; (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that
                                                        --------  -------
such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(f) (i) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such loans and advances do not exceed
                 --------  -------
$1.0 million at any one time outstanding and (ii) loans and advances to, or the receipt of Employee Notes from, employees of the Company or any of its Subsidiaries made or received in connection with the substantially concurrent purchase of common stock of the Company by such employees; provided, however,
                                                           --------  -------
that the aggregate principal amount of such loans, advances and notes payable shall not exceed $1.0 million at any one time outstanding; (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.06; and (i) Persons engaged in a Related Business; provided such Investments do not exceed $20.0
                               --------
million at any one time outstanding (it being agreed that an Investment shall cease to be outstanding to the extent of dividends, repayments of loans or advances or other transfers of Property received by the Company or any Restricted Subsidiary from such Persons, and provided further that such amounts
                                             ----------------
do not increase the amount of Restricted Payments which the Company and the Restricted Subsidiaries may make pursuant to clause (a)(iii)(D)(1) of Section 4.04).

          "Permitted Liens" means:

          (a) Liens securing Senior Debt of the Company or any Restricted Subsidiary;

          (b) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

          (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (d) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or indemnity bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (e) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any
                 --------  -------
     other Property of the Company or any Restricted Subsidiary; provided
                                                                 --------
     further, however, that such Liens shall not have been Incurred in
     -------  -------
     anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

          (f) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not
                              --------  -------
     extend to any other Property of the Company or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; provided
                                                                 --------
     further, however, that any such Lien was not Incurred in anticipation of or
     -------  -------
     in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (g) pledges or deposits by the Company or any Restricted Subsidiary under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (h) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (i) judgment and attachment Liens in connection with (A) judgments that do not constitute an Event of Default so long as the judgment creditor is not seeking enforcement thereof and reserves have been established to the extent required by GAAP as in effect at such time and (B) litigation and legal proceedings that are being contested in good faith by appropriate proceedings (or as to which the Company or Restricted Subsidiary, as the case may be, is preparing to promptly initiate appropriate proceedings) so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary) in excess of $7.5 million;

          (j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above;

          (k) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a), (e), (f) or (j) above; provided, however,
                                                             --------  -------
     that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of (i) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (a), (e), (f) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, Incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

          (l) perfected Liens of any vendor or inventory sold by such vendor securing the unpaid purchase price of such inventory, to the extent such Liens are stated to be reserved in such vendor's sale documents (and not granted by separate agreement of the Company or any Subsidiary).

          "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced and (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; provided, however, that Permitted Refinancing Debt shall not include
            --------  -------
(x) Debt of a Subsidiary that Refinances Debt of the Company or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

          "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

          "preferred stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

          "principal" of any Debt (including the Securities) means the principal amount of such Debt plus the premium, if any, on such Debt.

          "Private Placement" means the sale by the Company of 120,000 shares of Preferred Stock to Dennis C. Bearden (or his affiliate) and Freeman Spogli & Co. LLC on or about July 8, 1998.

          "Private Securities" means Initial Securities issued in exchange for Preferred Stock originally sold by the Company in the Private Placement.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

          "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

          "Purchase Money Debt" means Debt (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition or construction by the Company or a Restricted Subsidiary of such asset, including remodeling thereof and additions and improvements thereto; provided, however, that such Debt is Incurred within
                          --------  -------
180 days after such acquisition of such asset by the Company or a Restricted Subsidiary or completion of such construction, remodeling, addition or improvement, as the case may be.

          "Recapitalization" means the recapitalization of the Company on July 8, 1998, effected pursuant to the Merger Agreement, the New Credit Facility and the issuance of the Preferred Stock.

          "Redeemable Stock" means, with respect to any Person, any Capital Stock (other than the Preferred Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable, in either case at the option of the holder thereof, for Debt or Disqualified Stock.

          "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Regulation S Securities" means Initial Securities issued in exchange for Preferred Stock originally sold in the Offering pursuant to Regulation S.

          "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

          "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

          "Restricted Payment" means (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Parity Stock or Junior Stock of the Company or any Capital Stock of any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution which is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Junior Stock (other than Disqualified Stock) of the Company;
(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Parity Stock or Junior Stock of the Company or any Capital Stock of any Affiliate of the Company (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Parity Stock, Junior Stock or Capital Stock, including the exercise of any option to exchange any Parity Stock, Junior Stock or Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock); (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (d) any Investment (other than Permitted Investments) in any Person.

          "Restricted Subsidiary" means (a) any Subsidiary of the Company unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to Section 4.13 and (b) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to Section 4.13.

          "Rule 144A Securities" means Initial Securities issued in exchange for Preferred Stock sold in the Offering pursuant to Rule 144A, other than Regulation S Securities.

          "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

          "Sale and Leaseback Transaction" means any arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Debt" of the Company means (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (i) Debt of the Company for borrowed money, including Debt under the Credit Facility, and (ii) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable; (b) all Capital Lease Obligations of the Company; (c) all obligations of the Company (i) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (ii) under Hedging Obligations or (iii) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and (d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor; provided, however, that Senior Debt
--------  -------
shall not include (A) Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Securities, including any Subordinated Debt and Subordinated Obligations; (B) any Debt Incurred in violation of the provisions of this Indenture; (C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities); (D) any liability for Federal, state, local or other taxes owed or owing by the Company; (E) any obligation of the Company to any Subsidiary; or (F) any obligations with respect to any Capital Stock.

          "Series A Preferred Stock" means the Company's 13 1/4% Series A Senior Exchangeable PIK Preferred Stock.

          "Series B Preferred Stock" means the Company's 13 1/4% Series B Senior Exchangeable PIK Preferred Stock.

          "Series C Preferred Stock" means the Company's 13 1/4% Series C Senior Exchangeable PIK Preferred Stock.

          "Shelf Registration Statement" means a "shelf" registration statement of the Company which covers the Series A Preferred Stock (or, if the Series A Preferred Stock has been exchanged therefor, the Exchange Securities, as applicable), on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Debt" means the Securities and any other Debt of the Company that specifically provides that such Debt is to rank pari passu with the Securities in right of payment and is not subordinated by its terms to any Debt or other obligation of the Company which is not Senior Debt.

          "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that specifically provides that such Debt is to be subordinate or junior in right of payment to the Securities.

          "Subsidiary" means, in respect of any Person, any corporation, company, association, partnership, joint venture or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

          "Temporary Cash Investments" means any of the following: (a) Investments in U.S. Government Obligations; (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rate "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b) above; (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America

(including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided, however, that (i) the long-term
                                   --------  -------
debt of such state is rated "A-3" or "A-1" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)) and (ii) such obligations mature within 180 days of the date of acquisition thereof; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(a) through (e) above.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
                                                          ------
77bbbb) as in effect on the date of this Indenture except as required by Section
9.03 hereof; provided, however, that in the event the Trust Indenture Act of
             --------  -------
1939 is amended after such date, "Trust Indenture Act" means, to the extent
                                  -------------------
required by any such amendment, the Trust Indenture Act of 1939, as so amended.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (a) any Subsidiary of the Company in existence on the Issue Date that is not a Restricted Subsidiary; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.13 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.


           SECTION 1.02.  Other Definitions.
                          ------------------

                                                                 Defined in
                     Term                                          Section
                     ----                                          -------
"Affiliate Transaction"........................................      4.07
"Bankruptcy Law"...............................................      6.01
"Change of Control Offer"......................................      4.09
"Change of Control Payment Date"...............................      4.09
"Change of Control Purchase Price".............................      4.09
"covenant defeasance option"...................................      8.01(b)
"Custodian"....................................................      6.01
"Event of Default".............................................      6.01
"Excess Proceeds"..............................................      4.06
"Exchange Amendment"...........................................      2.01
"Global Security"..............................................    Appendix A
"legal defeasance option"......................................      8.01(b)
"Legal Holiday"................................................     11.08
"Offer Amount".................................................      4.06
"Offer Period".................................................      4.06
"pay the Securities"...........................................     10.03
"Paying Agent".................................................      2.04
"Payment Blockage Notice"......................................     10.03
"Payment Blockage Period"......................................     10.03
"Permanent Regulation S Global Notes"..........................      2.02
"Prepayment Offer".............................................      4.06
"Prepayment Offer Notice"......................................      4.06
"Purchase Date"................................................      4.06
"Registrar"....................................................      2.04
"Rule 144A Global Note"........................................      2.02

"Successor Company"............................................      5.01
"Temporary Regulation S Global Notes"..........................      2.02

          SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
                         --------------------------------------------------
This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the United States Securities and Exchange
Commission.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04.  Rules of Construction.  Unless the context otherwise
                         ----------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limita  tion;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (8) the principal amount of any preferred stock shall be the greater of (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock.


                                    ARTICLE 2

                                 The Securities
                                 --------------

          SECTION 2.01.  Amount of Securities.  The aggregate principal amount
                         ---------------------
of Securities which may be authenticated and delivered under this Indenture shall equal the liquidation preference of the Preferred Stock, plus, without duplication, accumulated and unpaid dividends on the Exchange Date (the "Exchange Amount") plus any Additional Securities issued in lieu of cash interest.

          Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Exchange Date in the aggregate principal amount equal to the Exchange Amount and shall authenticate Additional Securities sufficient to pay interest on outstanding Securities if the Company elects, as provided in paragraph 1 of the Securities, to pay such interest in the form of Additional Securities.

          SECTION 2.02.  Form and Dating.  (a)  Provisions relating to the
                         ----------------
Initial Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Securities of each series and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture.
The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation,
                                                --------
legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

          (b) Upon their original issuance, Rule 144A Securities shall be issued in the form of one or more Global Notes registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee, for credit by the Depository to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct).
Such Global Notes are collectively herein called the "Rule 144A Global Note". Upon their original issuance, Regulation S Securities shall, to the extent required pursuant to paragraph (C)(3)(ii)(B) of Rule 903 under Regulation S under the Securities Act, be issued in the form of one or more temporary Global Notes (the "Temporary Regulation S Global Notes") and, to the extent permitted pursuant to paragraph (C)(3)(ii)(B) of such Rule 903, shall be issued initially in the form of one or more permanent Global Notes (the "Permanent Regulation S Global Notes"), in each case registered in the name of the Depository or its nominee and deposited with the Trustee as custodian for the Depository, duly executed by the Company and authenticated by the Trustee, for credit to the Agent Member accounts at the Depository of Euroclear and/or Cedel for further credit by Euroclear and Cedel, as the case may be, to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Interests in the Temporary Regulation S Global Notes may only be held by the Agent Members of the Depository for Euroclear and Cedel. Upon their initial issuance, the Private Securities shall be issued in the form of individual definitive certificates in fully registered form without distribution coupons and with the appropriate restrictive legends.

          SECTION 2.03.  Execution and Authentication.  Two Officers shall sign
                         -----------------------------
the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

          The Company may issue, and the Trustee shall authenticate and deliver, upon initial issuance Initial Securities in exchange for Series A Preferred Stock or Series B Preferred Stock. The Company may issue, and the Trustee shall authenticate and deliver, Exchange Securities (i) upon initial issuance in exchange for Series C Preferred Stock or (ii) pursuant to an exchange offer registered under the Securities Act. Additional Securities, if any, issued by the Company in payment of interest (i) on the Initial Securities shall be in the form of additional Initial Securities and (ii) on the Exchange Securities shall be in the form of additional Exchange Securities.

          A Security shall not be valid until an authorized officer or signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.04.  Registrar and Paying Agent.  The Company shall maintain
                         ---------------------------
in the Borough of Manhattan, the City of New York, an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the

Borough of Manhattan, the City of Mew York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or
                           --------  -------
recision shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give written notice to the Trustee of any such designation or recision and of any change in the location of any such other office or agency.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent. The Company may change any Paying Agent or Registrar upon notice to the Trustee but without notice to any Holder.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          SECTION 2.05.  Paying Agent To Hold Money in Trust.  No later than
                         ------------------------------------
11:00 a.m., New York City time, on or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent, on such due date, a sum sufficient to pay such principal and interest then so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.06.  Securityholder Lists.  The Trustee shall preserve in as
                         ---------------------
current a form as is reasonably prac ticable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.07.  Replacement Securities.  If a mutilated Security is
                         -----------------------
surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Securities.

          SECTION 2.08.  Outstanding Securities.  Securities outstanding at any
                         -----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be out standing because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09.  Temporary Securities.  Until definitive Securities are
                         ---------------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Every such temporary Security shall be
authentic    upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same rights, privileges and benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

          SECTION 2.10.  Cancelation.  The Company at any time may deliver
                         ------------
Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company, unless the Company directs the Trustee to deliver canceled Securities to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Securities unless and until the same are delivered to the Trustee for cancelation. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

          SECTION 2.11.  Defaulted Interest.  If the Company defaults on a
                         -------------------
payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the grace period provided for in Section 6.01(1) hereof shall be paid to the Holders of the Securities as of the regular record date for which interest has not been paid.

          SECTION 2.12.  CUSIP Numbers.  The Company in issuing the Securities
                         --------------
may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders;

provided, however, that any such notice may state that no representation is made
--------  -------
as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE 3

                                  Redemption
                                  ----------

          SECTION 3.01.  Notices to Trustee.  If the Company redeems Securities
                         -------------------
pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          In the event of a redemption pursuant to paragraph 5 of the Securities, the Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Any notice pursuant to this Section shall be transmitted by facsimile and confirmed with a Trust Officer by telephone. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Such Officers' Certificate shall, in addition, specify the redemption price of the Securities.

          SECTION 3.02.  Selection of Securities To Be Redeemed.  If less than
                         ---------------------------------------
all the Securities are to be redeemed at any time, selection of Securities for redemption may be made by the Trustee in compliance with the require-ments of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method that the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements, if any). The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and, unless the Trustee is acting as such, the Registrar, promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03.  Notice of Redemption.  The Company shall mail a notice
                         ---------------------
of redemption by first-class mail to each Holder of Securities to be redeemed at least 30 days but not more than 60 days before a date for redemption of Securities.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price, or the calculation thereof described in paragraph 5 of the Securities;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemp tion price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is pro hibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04.  Effect of Notice of Redemption. Once notice of
                         -------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, and from and after such redemption date (unless the Company shall default on the payment of the redemption price and accrued interest) such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05.  Deposit of Redemption Price.  No later than 11:00 a.m.,
                         ----------------------------
New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation. All money earned on funds held in trust by the Trustee or any Paying Agent and any excess or remaining funds shall be remitted to the Company. The Trustee (or the paying agent) shall not be accountable or liable for any losses from the sale or depreciation in value of such investments. In the event that any such loss or depreciation occurs, the Company will pay the Trustee an amount equal to such loss or depreciation.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of the redemption price of and accrued interest, if any, on the Securities that remains unclaimed for two years (or if then held by the Company or a Wholly Owned Subsidiary in trust for the payment thereof), shall be discharged from such trust, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors; provided, however, that the Trustee or such Paying Agent before being required
--------  -------
to make any such repayment shall at the expense of the Company cause to be mailed to each such Holder a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.

          SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a
                         ----------------------------
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Secur ity surrendered.


                                   ARTICLE 4

                                   Covenants
                                   ---------

          SECTION 4.01.  Payment of Securities.  The Company shall promptly pay
                         ----------------------
the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue princi pal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02.  SEC Reports.  Commencing 60 days after the Issue Date,
                         ------------
notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Securities and Exchange Commission ("Commission") and provide the Trustee, the Holders of Securities and, upon request, security analysts of prospective holders of the Securities with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S.

corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that
                                                        --------  -------
the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings. The Company shall file with the Commission and provide the Trustee, Holders of Securities and, upon request, security analysts of prospective holders of the Securities with the information, documents and reports described herein whether or not the Exchange Offer Registration Statement has been filed or declared effective.

          SECTION 4.03.  Limitation on Debt.  The Company shall not, and shall
                         -------------------
not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (a) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to
1.00 or (b) such Debt is Permitted Debt.

     Notwithstanding paragraphs (j) and (k) of the definition of "Permitted Debt", (a) the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt pursuant to such paragraphs if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations and (b) the Company shall not permit any Restricted Subsidiary to Incur any Debt pursuant to such paragraphs if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations.

           SECTION 4.04.  Limitation on Restricted Payments.
                          ----------------------------------
(a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving pro forma effect to, such proposed Restricted Payment,

          (i) a Default or Event of Default shall have occurred and be continuing,

          (ii) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of Section 4.03 or

          (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

               (A) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit),

               (B) Capital Stock Sale Proceeds,

               (C) the amount by which Debt of the Company Incurred after the Issue Date is reduced on the Company's balance sheet upon the conversion or exchange (other than by the Company or a Subsidiary of the Company) subsequent to the Issue Date of any Debt (other than Subordinated Obligations) of the Company for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), and

               (D) an amount equal to the sum of (1) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, to the extent such dividends, repayments or transfers do not increase the amount of Permitted Investments permitted to be made pursuant to clause (i) of the definition thereof and (2) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

          provided, however, that the foregoing sum shall not exceed, in the
          --------  -------
          case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the

          Company or any Restricted Subsidiary in such Person, and

               (E) $5.0 million.

(b) Notwithstanding the foregoing limitation, the Company may:

          (i) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that at the
                                                  --------  -------
     time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided
                                                                  --------
     further, however, that such dividend shall be included in the calculation
     -------  -------
     of the amount of Restricted Payments;

          (ii) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or in an amount not in excess of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (1) such purchase, repurchase,
                       --------  -------
     redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (a)(iii)(B) above;

          (iii) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or in an amount not in excess of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase,
                                 --------  -------
     repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (iv) purchase, repurchase, redeem, legally defease, acquire or retire for value, shares of, or options to purchase shares of, common stock of the Company from employees or former employees of the Company, or its Subsidiaries (or their estates or beneficiaries thereof) upon death, disability, retirement or termination pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors, under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided,
                                                                  --------
     however, that (1) the aggregate amount of such purchases, repurchases,
     -------
     redemptions, defeasances, acquisitions or retirements shall not exceed $2.5 million in any year or $5.0 million during the term of the Securities, except that (x) such amounts shall be increased by the aggregate net amount of cash received by the Company after the Issue Date from the sale of such shares to, or the exercise of options to purchase such shares by, employees of the Company or any of its Subsidiaries and (y) the Company may forgive or return Employee Notes without regard to the limitation set forth in clause (iv)(1) above and such forgiveness or return shall not be treated as a Restricted Payment for purpose of determining compliance with such clause
     (iv)(1) and (2) such purchases, repurchases, defeasances, acquisitions or retirements (but not forgiveness or return of Employee Notes) shall be included in the calculation of the amount of Restricted Payments; and

          (v) purchase or redeem Subordinated Obligations pursuant to asset sale or change of control provisions contained in the governing instrument relating thereto; provided, however, that (A) no offer or purchase
                       --------  -------
     obligation may be triggered in respect of any such Subordinated Obligation unless a corresponding obligation also arises with respect to the Securities and (B) in any event, no repurchase or redemption of any such Subordination Obligation may be consummated unless and until the Company shall have satisfied all repurchase obligations with respect to any required purchase offer made with respect to the Securities; provided,
                                                                  --------
     however, that such purchases or redemptions shall be included in the
     -------
     calculation of the amount of Restricted Payments.

          (c) In computing Consolidated Net Income of the Company under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

          SECTION 4.05.  Limitation on Restrictions on Distributions from
                         ------------------------------------------------
Restricted Subsidiaries.  The Company shall not, and shall not permit any
------------------------
Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary (except, with respect to restrictions on dividends of non-cash Property, as permitted pursuant to clause (ii) of the next sentence), (b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its Property to the Company or any other Restricted Subsidiary. The foregoing limitations will not apply (i) with respect to clauses (a), (b) and (c), to restrictions (A) in effect on the Issue Date, (B) pursuant to the Credit Facility, (C) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (D) which result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i)(A) or (B) above or in clause (ii)(A) or (B) below, provided such restriction is no less favorable to the Holders of Securities than those under the agreement evidencing the Debt so Refinanced, and
(ii) with respect to clause (c) only, to restrictions (A) relating to Debt that is permitted to be Incurred and secured without also securing the Securities equal and ratable treatment pursuant to Sections 4.03 and 4.10 that limit the right of the debtor to dispose of the Property Securing such Debt, (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

          SECTION 4.06.  Limitation on Asset Sales.  (a) The Company shall not,
                         --------------------------
and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents or Additional Assets or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and (iii) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and (ii).

          (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any
Debt): (i) to prepay, repay, legally defease or purchase Senior Debt of the Company or any Restricted Subsidiary (excluding, in any such case, Disqualified Stock and Debt owed to the Company or an Affiliate of the Company); or (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); provided, however, that in connection
                                           --------  -------
with any prepayment, repayment, legal defeasance or purchase of Debt pursuant to clause (i) above, the Company or such Restricted Subsidiary shall retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced by an amount equal to the principal amount so prepaid, repaid, legally defeased or purchased.

          (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within twelve months from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the Securities which offer shall be in the amount of the Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Securities have been given the opportunity to tender their Securities for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

          (d)(1) Within five Business Days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the Trustee and the Holders of Securities (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsi diaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. The Prepayment Offer Notice shall state (i) that the Company is offering to purchase Securities pursuant to the provisions of this Indenture, (ii) that any Security (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (iii) that any Securities (or portions thereof) not properly tendered shall continue to accrue interest, (iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (v) the aggregate principal amount of Securities to be purchased, (vi) a description of the procedures which Holders of Securities must follow in order to tender their Securities and the procedures that Holders of Securities must follow in order to withdraw an election to tender their Securities for payment and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Prepayment Offer.

          (2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment

Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date or prior to the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in cash or Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.
In the event that the aggregate purchase price of the Secur ities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company promptly after the expiration of the Offer Period for application in accordance with this Section.

          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appro priate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in princi pal amount to the unpurchased portion of the Securities surrendered.

          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described above by virtue thereof.

          SECTION 4.07.  Limitation on Transactions with Affiliates.  (a) The
                         -------------------------------------------
Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless (a) the terms of such Affiliate Transaction are
(i) set forth in writing, (ii) in the interest of the Company or such Restricted Subsidiary, as the case may be, and (iii) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, (b) if such Affiliate Transaction involves aggregate payments or value in excess of $2.5 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a) (ii) and (iii) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee and (c) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Company obtains a written opinion from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted

Subsidiary, as the case may be and a copy of the written opinion is delivered to the Trustee.

          (b) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (i) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; provided that no more than
                                                      --------
     5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

          (ii) any Restricted Payment permitted to be made pursuant to Section 4.04;

          (iii) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

          (iv) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be; provided, that such loans and
                                                --------
     advances do not exceed $1.0 million in the aggregate at any one time outstanding;

          (v) the payment of fees and expenses in connection with the Recapitalization pursuant to written agreements in effect on the Issue Date;

          (vi) the sale of common stock of the Company for cash; provided that
                                                                 --------
     the Company may receive Employee Notes in an aggregate principal amount not in excess of $1.0 million at any one time outstanding;

          (vii) the payment of dividends in kind in respect of any preferred stock issued in compliance with this Section;

          (viii) a proportionate split of, or a common stock dividend payable on, the common stock of the Company;

          (ix) payments under any real or personal property lease with an Affiliate of the Company existing at the date of this Indenture and any other real or personal property lease with an Affiliate of the Company that is approved by a majority of the disinterested members of the Board of Directors; and

          (x) sales of inventory at a price no less than the price the Company paid to purchase such inventory and in customary volumes to Century Airconditioning Supply, Inc. ("CAC"), purchases of inventory at cost from CAC, and the provision of administrative services to CAC.

          SECTION 4.08.  Limitation on Issuance or Sale of Capital Stock of
                         --------------------------------------------------
Restricted Subsidiaries.  The Company shall not (a) sell, pledge, hypothecate or
------------------------
otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or
(b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock, other than (i) directors' qualifying shares, (ii) to the Company or a Wholly Owned Subsidiary or (iii) a disposition of 100% of the shares of Capital Stock of a Restricted Subsidiary that complies with Section 4.06.

          SECTION 4.09.  Repurchase at the Option of Holders Upon a Change of
                         ----------------------------------------------------
Control.  (a)  Upon the occurrence of a Change of Control, each Holder of
--------
Securities shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (b)  Within 30 days following any Change of Control, the Company shall
(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder's address appearing in the Security Register, a notice stating: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section and that all Securities timely tendered will be accepted for payment; (ii) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); (iv) that any Security (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (v) that any Securities (or portions thereof) not properly tendered shall continue to accrue interest;
(vi) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Change of Control Offer.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appro priate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) On or prior to 11:00 a.m., New York City time, on the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section.

          (e) On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment

Date, mail or deliver payment to each tendering Holder of the Change of Control Payment. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

          (f) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder. Unless the Company defaults in the payment of the Change of Control Purchase Price, each Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date.

          (g) The Company shall comply, to the extent applicable, with the requirements of Rule 14(e) under the Exchange Act and any other securities laws or regulations thereunder in connection with the purchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Sec tion by virtue thereof.

          SECTION 4.10.  Limitation on Liens.  The Company shall not, and shall
                         --------------------
not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless (i) if such Lien secures Subordinated Debt, the Securities are secured on an equal and ratable basis with such Debt and (ii) if such Lien secures Subordinated Obligations, such Lien shall be subordinated to a Lien securing the Securities in the same Property as that securing such Lien to the same extent as such Subordinated Obligations are subordinated to the Securities.

          SECTION 4.11.  Compliance Certificate.  The Company shall deliver to
                         -----------------------
the Trustee within 120 days after the end of each fiscal year of the Company an Officers'

Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA (S) 314(a)(4).

          SECTION 4.12.  Further Instruments and Acts.  Upon request of the
                         -----------------------------
Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.13.  Designation of Restricted and Unrestricted
                         ------------------------------------------
Subsidiaries.  The Board of Directors may designate any Subsidiary of the
-------------
Company to be an Unrestricted Subsidiary if (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (b) the Subsidiary to be so designated is not obligated under any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Company or of any Restricted Subsidiary and (c) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) such designation is effective immediately upon such entity becoming a Subsidiary of the Company. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such
                                               --------  -------
Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the immediately following paragraph will not be satisfied after giving pro forma effect to such classification. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of Section 4.03 and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

          Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

          SECTION 4.14.  Limitation on the Company's Business.  The Company
                         -------------------------------------
shall not to, directly or indirectly, engage in any business or activity other than the business currently conducted by it and its Restricted Subsidiaries and Related Businesses.


                                   ARTICLE 5

                               Successor Company
                               -----------------

          SECTION 5.01.  When Company May Merge or Transfer Assets.  (a)  The
                         ------------------------------------------
Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless: (i) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(ii) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company; (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) below, any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a) of the first paragraph of Section 4.03; provided, however, that this clause (v) shall
                                 --------  -------
not apply to a merger between the Company and a Wholly Owned Subsidiary of the Company incorporated in another state of the United States solely for the purpose of reincorporating the Company as long as the total amount of Debt of the Company and its Restricted Subsidiaries is not increased as a result thereof; and (vi) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          (b) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, but the predecessor Company in the case of a sale, transfer, assignment, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of, and premium, if any, and interest on, the Securities.


                                    ARTICLE 6

                             Defaults and Remedies
                             ---------------------

           SECTION 6.01.  Events of Default.  The following events shall be
                          ------------------
"Events of Default":

          (1) the Company fails to make the payment of any interest on the Securities when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such failure continues for a period of 30 days;

          (2) the failure to make the payment of any principal of or premium, if any, on any of the Securities when the same become due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, upon required repurchase or otherwise;

          (3) the Company fails to comply with Article 5;

          (4) the Company fails to comply with any other covenant or agreement in the Securities or in this Indenture (other than a failure which is the subject of the foregoing clause (1), (2) or (3)), and continuance of such failure, or occurrence, for a period of 30 days after the notice specified below;

          (5) default by the Company or any Restricted Subsidiary under any Debt of the Company or any Restricted Subsidiary which results in acceleration of the stated maturity of such Debt, or the failure to pay such Debt at final maturity, in an aggregate amount greater than $7.5 million or its foreign currency equivalent at the time;

          (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $7.5 million (or its foreign currency equivalent at the time) shall be rendered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;

          (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:


               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custo dian of it or for any substantial part of its property; or

               (D) makes a general assignment for the bene fit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

               (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

               (D) grants any similar relief under any foreign laws;

     and in each such case the order or decree remains unstayed and in effect for 60 days; or

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any
                                                    ------------------
similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company (and in the case of such notice by Holders, the Trustee) in writing of such Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02.  Acceleration.  If an Event of Default (other than an
                         -------------
Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the

Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal amount of all the Securities then outstanding, plus accrued but unpaid interest to the date of such declaration to be immediately due and payable; provided, however, that for the purposes of
                                -----------------
calculating such percentage, the aggregate principal amount of Securities held by the Company and any Affiliates thereof shall not be counted in determining such percentage. If an Event of Default specified in Section 6.01(7) or (8) occurs, the principal of the Securities shall automatically and without any action by the Trustee or any Holder, become immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind and annul any declaration of acceleration if (i) the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpay ment of principal, premium or interest that has become due solely because of the acceleration and (iii) all amounts due to the Trustee pursuant to Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                         ---------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquies cence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04.  Waiver of Defaults.  The Holders of a majority in
                         -------------------
aggregate principal amount of the Securities by notice to the Trustee may waive, on behalf of the Holders of all outstanding Securities, a past or an existing Default and its consequences or compliance with any provision of this Indenture or the Securities except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under
Section 9.02 cannot be amended without the consent of each Securityholder affected; provided, however, that for the purposes of calculating such
          -----------------
percentage, the aggregate
principal amount of Securities held by the Company and any Affiliates thereof shall not be counted in determining such percentage. When a Default is waived, it is deemed cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05.  Control by Majority.  The Holders of a majority in
                         --------------------
aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities; provided, however, that for the purposes of calculating such
            -----------------
percentage, the aggregate principal amount of Securities held by the Company and any Affiliates thereof shall not be counted in determining such percentage. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any
                               --------  -------
other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnity against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06.  Limitation on Suits.  A Security holder may not pursue
                         --------------------
any remedy or proceeding, including the appointment of a receiver or trustee, with respect to this Indenture or the Securities unless:

          (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; provided, however, that for
                                                   -----------------
     the purposes of calculating such percentage, the aggregate principal amount of Securities held by the Company and any Affiliates thereof shall not be counted in determining such percentage; and

          (3) the Trustee has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, and has failed to institute such proceeding within 60 days after such notice, request and offer.

          The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07.  Rights of Holders To Receive Payment.  Notwithstanding
                         -------------------------------------
any other provision of this Inden ture, the right of any Holder to receive payment of princi pal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in this Secu rities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default
                         ---------------------------
specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09.  Trustee May File Proofs of Claim. The Trustee may file
                         ---------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, is empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disburse ments and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10.  Priorities.  If the Trustee col lects any money or
                         -----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND: to holders of Senior Debt of the Company to the extent required by Article 10;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          FOURTH:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement
                         ----------------------
of any right or remedy under this Inden ture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including rea sonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, the Company, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.


          SECTION 6.12.  Waiver of Stay or Extension Laws. The Company (to the
                         ---------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatso-ever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    Trustee
                                    -------

          SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has
                         ------------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the require ments of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but shall not be obligated to verify the contents thereof.

          (c) The Trustee may not be relieved from liabil ity for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02.  Rights of Trustee.  (a)  The Trustee may rely on any
                         ------------------
document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opin ion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not
                      --------  -------
constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the written advice or written opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with such advice or opinion of such counsel.

          (f) Unless otherwise specifically provided herein, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (g) The Company, the Paying Agent, the Registrar, the Trustee and any agent of the Company, the Paying Agent, the Registrar or the Trustee may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company, the Paying Agent, the Registrar nor the Trustee nor any agent of the Company, the Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary.

          (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

          (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

          (l) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of Control or Asset Sale unless either (i) a Responsible Officer shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof from the Company or any Holder.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its
                         -----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be
                         ---------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05.  Notice of Defaults.  If a Default occurs and is
                         -------------------
continuing and if it is known to the employees of the Trustee with responsibility for the Securities, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it is known to such employees of the Trustee or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06.  Reports by Trustee to Holders.  As promptly as
                         ------------------------------
practicable after each May 15 beginning with May 15, 1999, and in any event prior to June 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 each year that complies with TIA (S) 313(a), if and to the extent required by said subsection. The Trustee also shall comply with TIA (S) 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to
                         ---------------------------
the Trustee from time to time rea sonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reim burse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its agents, employees, officers and directors against any and all loss, liability or expense (including reasonable attorneys' fees, but excluding any franchise taxes imposed on the Trustee and any taxes based on the income of the Trustee) incurred by them in connection with the acceptance and administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company (including Section 7.07) and of defending itself against any claim (including any claim asserted by the Company) and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or any of its agents, counsel, accountants or experts which is judicially determined to be the result of the Trustee's or any such agent's, counsel's, accountant's or expert's own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld or delayed.

          The Trustee's right to receive payment of any amounts due under this
Section 7.07 shall not be subordinated to any other liability or indebtedness of the Company (even though the Securities may be so subordinated).

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Company's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any
                         -----------------------
time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger.  If the Trustee
                         ----------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at
                         ------------------------------
all times satisfy the requirements of TIA (S) 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with
TIA (S) 310(b), subject to the penultimate paragraph thereof; provided, however,
                                                              --------  -------
that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 7.11.  Preferential Collection of Claims Against Company.  The
                         --------------------------------------------------
Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------

          SECTION 8.01.  Discharge of Liability on Securities; Defeasance.
                         -------------------------------------------------
(a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.13 and 4.14 the operation of
Sections 6.01(4) (to the extent relating to such other Sections), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(7) and (8), with respect
only to Significant Subsidiaries), its obligations under Sections 5.01(a)(iv), 5.01(a)(v) and the related operation of Section 6.01(3) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3) and 6.01(4) (with respect to the provisions of Articles 4 and 5 referred to in the immediately preceding paragraph) and Sections 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 and
Appendix A shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 shall survive.

          SECTION 8.02.  Conditions to Defeasance.  The Company may exercise its
                         -------------------------
legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other material agreement binding on the Company and is not prohibited by Article 10;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such cove nant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law); and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Opinions of Counsel required to be delivered to the Trustee may have assumptions customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03.  Application of Trust Money.  The Trustee shall hold in
                         ---------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

          SECTION 8.04.  Repayment to Company.  The Trustee and the Paying Agent
                         ---------------------
shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years (or if then held by the Company or a Wholly Owned Subsidiary in trust for the payment thereof), shall be discharged from such trust, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors; provided, however, that the Trustee or such Paying Agent before being required
--------  -------
to make any such repayment, may at the expense of the Company cause to be mailed to each such Holder a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.

          SECTION 8.05.  Indemnity for Government Obligations.  The Company
                         -------------------------------------
shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is
                         --------------
unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of
any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 8; provided, however, that, if the Company has made any payment of
           ---------  -------
interest on principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   Amendments
                                   ----------

          SECTION 9.01.  Without Consent of Holders.  The Company and the
                         ---------------------------
Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

          (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Debt of the Company under such provisions or to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act (or Representatives therefor) under Article 10;

          (5) to secure the Securities;

          (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

          (8) to make any change that does not adversely affect the rights of any Securityholder in any material respect.

          An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent in writing to such change, it being understood that any amendment the purpose of which is to permit the Incurrence of additional Debt shall not be construed as impairing the rights of the holders of Senior Debt pursuant to such subordination provisions.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02.  With Consent of Holders.  The Company and the Trustee
                         ------------------------
may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding; provided, however, that for
                                                     -----------------
the purposes of calculating such majority, the aggregate principal amount of Securities held by the Company and any Affiliates thereof shall not be counted in determining such majority. However, without the consent of each Holder of an outstanding Security affected thereby an amendment or waiver may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver,

          (2) reduce the rate of or extend the time for payment of interest on any Security,

          (3) reduce the principal of or extend the Stated Maturity of any Security,

          (4) make any Security payable in money other than that stated in the Security,

          (5) impair the right of any Holder of the Securities to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities,

          (6) release any security interest that may have been granted in favor of the Holders of the Securities,

          (7) reduce the premium payable upon the redemption or repurchase of any Security, or change the time at which any Security may be redeemed, as described under Article 3,

          (8) reduce the premium payable upon a Change of Control or, at any time after a Change of Control or Asset Sale has occurred, change the time at which the Change of Control Offer or Prepayment Offer relating thereto must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer, or

          (9) make any change to the subordination provisions of this Indenture that would adversely affect the Holders of the Securities.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent in writing to such change, it being understood that any amendment the purpose of which is to permit the Incurrence of additional Debt shall not be construed as impairing the rights of the holders of Senior Debt pursuant to such subordination provisions.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03.  Compliance with Trust Indenture Act.  Every amendment
                         ------------------------------------
to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04.  Revocation and Effect of Consents and Waivers.  A
                         ----------------------------------------------
consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall form a part of this Indenture for all purposes and shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05.  Notation on or Exchange of Securities.  If an
                         --------------------------------------
amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06.  Trustee To Sign Amendments.  The Trustee shall sign any
                         ---------------------------
amendment authorized pursuant to this Article 9 if such amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of

Counsel complying with Section 11.04 and stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07.  Payment for Consent.  Neither the Company nor any
                         --------------------
Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                 Subordination
                                 -------------

          SECTION 10.01.  Agreement To Subordinate.  The Company agrees, and
                          -------------------------
each Securityholder by accepting a Security agrees, that the Securities are subordinated obligations of the Company and that the Debt evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the payment when due of all Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Securities shall in all respects rank pari
                                                                        ----
passu in right of payment with any future Subordinated Debt of the Company, and
-----
only Senior Debt of the Company shall be senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

          SECTION 10.02.  Liquidation, Dissolution, Bankruptcy.  Upon any
                          -------------------------------------
payment or distribution of the assets of the Company upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of such Senior Debt before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities, except that Holders of Securities may receive and retain shares of stock and any debt securities that are subordinated to Senior Debt to at least the same extent as the Securities; and

          (2) until such Senior Debt is paid in full in cash, any distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Debt as their interests may appear.

          SECTION 10.03.  Default on Senior Debt.  The Company may not pay the
                          -----------------------
principal of or interest on the Securities or make any deposit pursuant to
Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (a) any principal, premium or interest in respect of any Senior Debt is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Senior Debt has been paid in full in cash; provided, however, that the Company may pay the Securities without
         --------  -------
regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Debt. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (unless such Payment Blockage Period is earlier terminated (a) by written notice to the Trustee and the Company from the Representative which gave such Payment Blockage Notice, (b) because such default is no longer continuing or (c) because such Designated Senior Debt has been repaid in full in cash). Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

          SECTION 10.04.  Acceleration of Payment of Securities.  If payment of
                          --------------------------------------
the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Debt (or their Representatives) of the acceleration. If payment of the Securities is accelerated when any Designated Senior Debt is outstanding, the Company may not pay the Securities until three Business Days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Securities only if this Indenture otherwise permits payment at that time.

          SECTION 10.05.  When Distribution Must Be Paid Over.  If a
                          ------------------------------------
distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt of the Company and pay it over to them as their interests may appear.

          SECTION 10.06.  Subrogation.  After all Senior Debt of the Company is
                          ------------
paid in full in cash and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt. A distribution made under this
Article 10 to holders of such Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Debt.

          SECTION 10.07.  Relative Rights.  This Article 10 defines the relative
                          ----------------
rights of Securityholders and holders of Senior Debt of the Company. Nothing in this Indenture shall:

          (1) impair, as between the Company and Security holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to Securityholders.

          SECTION 10.08.  Subordination May Not Be Impaired by Company.  No
                          ---------------------------------------------
right of any holder of Senior Debt of the Company to enforce the subordination of the Debt evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          SECTION 10.09.  Rights of Trustee and Paying Agent.  Notwithstanding
                          -----------------------------------
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue
                                           --------  -------
of Senior Debt of the Company has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.10.  Distribution or Notice to Repre sentative.  Whenever a
                          ------------------------------------------
distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.11.  Article 10 Not To Prevent Events of Default or Limit
                          ----------------------------------------------------
Right To Accelerate.  The failure to make a payment pursuant to the Securities
--------------------
by reason of any provision in this Article 10 shall not be construed as pre venting the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Secu rityholders or the Trustee to accelerate the maturity of the Securities.

          SECTION 10.12.  Trust Moneys Not Subordinated. Notwithstanding
                          ------------------------------
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

          SECTION 10.13.  Trustee Entitled To Rely.  Upon any payment or
                          -------------------------
distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent juris diction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Security holders or (iii) upon the Representatives for the holders of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

          SECTION 10.14.  Trustee To Effectuate Subordina tion.  Each
                          -------------------------------------
Securityholder by accepting a Security author izes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Debt.  The
                          -------------------------------------------------
Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article 10 or otherwise.

          SECTION 10.16.  Reliance by Holders of Senior Debt on Subordination
                          ---------------------------------------------------
Provisions.  Each Securityholder by accept ing a Security acknowledges and
-----------
agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.


                                  ARTICLE 11

                                 Miscellaneous
                                 -------------

          SECTION 11.01.  Trust Indenture Act Controls.  If any provision of
                          -----------------------------
this Indenture limits, qualifies or con flicts with another provision which is required to be included in this Indenture by the TIA, the required provi sion shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          SECTION 11.02.  Notices.  Any notice or communica tion shall be in
                          --------
writing and delivered in person or mailed by first-class mail or recognized overnight courier or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

     if to the Company:

          Century Maintenance Supply, Inc.
          9100 Winkler Drive
          Houston, TX 77017
          Attention:

     if to the Trustee:

          (1) for payment, registration, transfer, exchange and tender of the
     Securities:

          By Hand:
          -------

          United States Trust Company of New York
          111 Broadway
          New York, NY 10006

          Attention: Corporate Trust Window Lower Level

          By Mail:
          -------

          United States Trust Company of New York
          770 Broadway, 13th Floor
          New York, NY 10003

          Attention: Corporate Trust Services

          Telephone No.:  (800)548-6565

          (2) for all other communications relating to the Securities:

          United States Trust Company of New York
          Attention:  Corporate Trust Administration -
                         Century Maintenance Supply, Inc.
          114 West 47th Street, 25th Floor
          New York, NY 10036
          Telephone No.:  (212) 852-1663
          Telecopy No.:   (212) 852-1626

          The Company, on the one hand, or the Trustee, on the other hand, by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Security holder shall be mailed to the Securityholder at the Secu rityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          All such notices and communications shall be deemed to have been duly received: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail with first-class postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by recognized overnight courier guaranteeing next-day delivery. Notices to the Trustee will be deemed effective only upon actual receipt.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Notices to the Trustee shall be effective only upon receipt.

          SECTION 11.03.  Communication by Holders with Other Holders.
                          --------------------------------------------
Securityholders may communicate pursuant to        TIA (S) 312(b) with other
Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.
                          ---------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.05.  Statements Required in Certificate or Opinion.  Each
                          ----------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investiga tion as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opin ion of such individual, such covenant or condition has been complied with.

          Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous, and provided that any such certificate or opinion names the Trustee as an addressee and is furnished to the Trustee at the time of delivery of such certificate or opinion. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          SECTION 11.06.  When Securities Disregarded; Acts of Holder.  In
                          --------------------------------------------
determining whether the Holders of the re quired principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar.  The
                          ---------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Paying Agent and any co-registrar may make reasonable rules for their functions.

          SECTION 11.08.  Legal Holidays.  A "Legal Holiday" is a Saturday, a
                          ---------------
Sunday or a day on which banking institu tions are not required to be open in New York City and Houston, Texas. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.09.  Governing Law.  THIS INDENTURE AND THE SECURITIES
                          --------------
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 11.10.  No Recourse Against Others.  A director, officer,
                          ---------------------------
employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such lia bility. The waiver and release shall be part of the consi deration for the issue of the Securities.

          SECTION 11.11.  Successors.  All agreements of the Company in this
                          -----------
Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12.  Multiple Originals.  The parties may sign any number
                          -------------------
of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13.  Table of Contents; Headings.  The table of contents,
                          ----------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 11.14.  Separability Clause.  In case any provision of this
                          --------------------
Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.15.  Benefits of Indenture.  Nothing in this Indenture or
                          ----------------------
in the Securities, express or implied, shall give to any Person, other than the parties hereto, the holders of Senior Debt (subject to Article 10 hereof) and the Holders of the Securities and their successors, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Securities.


          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                                CENTURY MAINTENANCE SUPPLY,
                                                INC.,

                                                  by

                                                     /s/ Richard E. Penick
                                                    --------------------------
                                                    Name: Richard E. Penick
                                                    Title: Vice President


                                                  by

                                                     /s/ Terri Garcia
                                                    --------------------------
                                                    Name: Terri Garcia
                                                    Title: Assistant Secretary


                                                UNITED STATES TRUST COMPANY
                                                OF NEW YORK,

                                                  by
                                                     /s/ James E. Logan
                                                    --------------------------
                                                    Name: James E. Logan
                                                    Title: Vice President